Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics to Present
at Leerink Global Healthcare Conference

MADISON, WIS., February 3, 2015 - Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL) today announced that Chief Executive Officer Bob Palay is scheduled to present at the Leerink Global Healthcare Conference held February 11-12, 2015, in New York City.

The following are specific details regarding CDI’s presentation:

Date:                 February 11, 2015
Time:                 1:50 pm ET
Webcast:           The live webcast can be accessed via the Investor Relations section of CDI's website at investors.cellulardynamics.com within Events & Presentations. The archived audio webcast will be available on the Company's website for 90 days following the presentation.
Location:           Waldorf Astoria, NYC

About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications. CDI's proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell Products). CDI's iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in the research and development of cellular therapeutics. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI's facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.

Source: Cellular Dynamics International
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MEDIA CONTACTS:
Joleen Rau
Senior Director, Marketing & Communications
Cellular Dynamics International, Inc.
608 310-5142
jrau@cellulardynamics.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
(646) 378-2949
gogawa@troutgroup.com